Exhibit 99.01

       PATIENT INFOSYSTEMS COMPLETES ACQUISITION OF CBCA CARE MANAGEMENT.

ROCHESTER, N.Y.--(BUSINESS WIRE)--September 24, 2004--Patient Infosystems, Inc. (the "Company") (OTCBB: PATY - News), a leading healthcare solutions company, today announced it has completed the acquisition of CBCA Care Management ("CBCA"), a subsidiary of CBCA, Inc.

As previously announced, the purchase price for the acquisition was $7.1 million in cash, subject to adjustment. The acquisition was funded through a two year line of credit from Wells Fargo Bank, N.A. The variable interest rate is currently 3.75%.

CBCA Care Management is a full service care management company, which provides services to a health plan to lower the cost of patients' encounters with the healthcare delivery system.

Roger Chaufournier President and CEO of Patient Infosystems Inc. states, "We are extremely pleased to have completed the acquisition of CBCA Care management. The acquisition will increase our top line performance and will be accretive to earnings immediately."

CBCA Care Management reported unaudited revenues for 2003 of $6.8 million, and EBITDA (Earnings before interest, taxes, depreciation, and amortization) of $1.6 million, which does not include expenses attributable to corporate overhead expenses of its parent company. For the first six months of 2004, CBCA Care Management reported unaudited revenues of $3.8 million and EBITDA of $1.2 million, which does not include expenses attributable to corporate overhead expenses of its parent company. The audited financial statements that will be reported by the Company for the historical operations of CBCA Care Management will include overhead expenses that are allocated to CBCA Care Management by its parent company.

Patient Infosystems and CBCA have been strategic partners for the past four years, providing a flexible, comprehensive portfolio of services to improve the quality of patient care while reducing healthcare expenses. Patient Infosystems has already integrated Care Team Connect for Health Nurse Help Line and Disease Management services with CBCA's utilization review and case management services for several clients. As successful partners, the two companies have had a high level of collaboration, facilitation of cross-referrals, and a patient-centered approach to improved quality of care.

The acquisition of CBCA Care management pushes Patient Infosystems' beyond traditional utilization and disease management and into the management of chronically ill participants as well as those participants who are a high risk, but have not experienced an acute event. The integration of care management into Care Team Connect for Health consolidates the key medical management interventions into one seamless system, producing efficiencies that drive improved health outcomes and reduced overall healthcare spending.

CBCA Care Management services include:

o Case Management - The Case Management team includes medical professionals who help ensure appropriate care, while containing costs.

o Utilization Review - UR focuses on the appropriateness of care involving a hospital stay or elective procedure by providing Predetermination, Inpatient Certification, Discharge Planning, Outpatient UR and Retrospective UR.

o Maternity and Newborn Program - "Your Baby & You" helps expectant mothers have healthier pregnancies and healthier babies by working to prevent problems through proper prenatal care, as well as intervening early with intensive case management when unavoidable problems arise.

o Behavioral Health Management Services - These services utilize a multi-faceted approach drawing upon the expertise of professionals who specialize in adult and adolescent chemical dependency, mental health, and behavioral medicine.

ABOUT PATIENT INFOSYSTEMS

Patient Infosystems is a leader in disease and demand management programs that reduce healthcare costs and increase patient quality of life and service. The company, through its wholly owned subsidiary, American Caresource, is also a pioneer in ancillary benefits management. For more information on Patient Infosystems please go to www.ptisys.com.

This release contains information about management's view of the company's future expectations, plans and prospects, our ability to reduce costs for our clients, to benefit their businesses, our ability to recognize our goals for 2004, our revenue growth during 2004 and 2005 and the results of operations of CBCA Care Management that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the company's financial condition, the continued use of the Company's services by its customers, the growth of its business and revenue base, its ability to sell its products, its ability to compete with competitors and the growth of the healthcare market as well as other factors that are discussed in the company's filed Annual Report on Form 10-KSB, as well as other documents filed with the Securities and Exchange Commission.


Contact:
     Lipman Capital Group Inc.
     John Lipman, 212-737-9803
     jlipman@lipmangrp.com